UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2007
SPORT SUPPLY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15289 (Commission File Number)	22-2795073 (IRS Employer Identification No.)
1901 Diplomat Drive
Dallas, Texas 75234
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 484-9484
COLLEGIATE PACIFIC INC.
(Former name or former address, if changed since last report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 30, 2007, Collegiate Pacific Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Merrill Lynch Business Financial Services, Inc. The Letter Agreement amended the Company’s Amended and Restated Credit Agreement, dated as of November 13, 2006, to (i) modify the delivery deadlines for certain reports, certificates and information, (ii) modify provisions related to the Company’s fixed charge coverage ratio and permitted capital expenditures, (iii) reflect the change of the Company’s name to Sport Supply Group, Inc., and (iv) provide Merrill Lynch’s consent to the merger transactions described in Item 7.01 below. A copy of the Letter Agreement is attached to this Current Report as Exhibit 10.1 and incorporated herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     As a result of the transactions described in Item 7.01 below, the Company’s Certificate of Incorporation was amended to reflect the change of the Company’s name to “Sport Supply Group, Inc.” A copy of the Certificate of Ownership and Merger effecting such amendment is attached to this Current Report as Exhibit 3.1 and incorporated herein.
     In connection with the transactions described in Item 7.01 below, the Board of Directors of the Company also amended the Company’s Bylaws to reflect the name change and to provide for a direct registration program for shares of stock as required by Section 135 of The American Stock Exchange’s Company Guide. A copy of the amendment is attached to this Current Report as Exhibit 3.2 and incorporated herein.
Item 7.01 Regulation FD Disclosure.
     Effective 11:58 p.m., Eastern time, June 30, 2007, the Company merged its wholly owned subsidiary Tomark Sports, Inc. into itself, with the Company surviving such merger. Effective 11:59 p.m., Eastern time, June 30, 2007, the Company merged its wholly owned subsidiary Sport Supply Group, Inc. into itself, with the Company surviving such merger and changing its name to “Sport Supply Group, Inc.” In connection with such mergers and name change, the Company changed the trading symbol of its common stock on The American Stock Exchange from “BOO” to “RBI,” effective July 1, 2007.
     On June 28, 2007, the Company issued a press release announcing the name change, the change in trading symbol and the declaration of a quarterly cash dividend. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation

3.2	Amendment to Bylaws

10.1	Letter Agreement, dated June 30, 2007, by and between the Company and Merrill Lynch Business Financial Services, Inc.

99.1	Press Release, dated June 28, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT SUPPLY GROUP, INC.
By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer

Date: July 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation

3.2	Amendment to Bylaws

10.1	Letter Agreement, dated June 30, 2007, by and between the Company and Merrill Lynch Business Financial Services, Inc.

99.1	Press Release, dated June 28, 2007